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                                                                   EXHIBIT 10.30


                           GET DIGITAL SMART.COM, INC.

                             ONE MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577



                                                                  March 23, 2000


Thomas A. Daniel
7932 Grado el Tupelo
Carlsbad, CA 92009

Dear Tom:

         Get Digital Smart.com, Inc. (the "COMPANY") is pleased to memorialize the terms and conditions of your employment as follows:

           1. POSITION. You will serve in a full-time capacity as President and Chief Executive Officer of the Company. You will report to the President and Chief Executive Officer of R.H. Donnelley Corporation ("RHD"), currently Frank
R. Noonan. In this position, you will have such duties and authority as will be determined from time to time by the Board of Directors of the Company (the "BOARD") or its designee. By signing this letter agreement, you represent and warrant to the Company that:

         (x) you are under no contractual commitments (including without limitation any noncompetition, nonsolicitation, proprietary information and inventions, shareholders', investors' or similar agreement) inconsistent with your obligations to the Company; and

         (y) you have no holdings in the capital stock of any company (other than holdings of less than 1% of the outstanding capital stock of a publicly traded corporation) which is in competition with any line of business conducted by the Company or its affiliates, except as disclosed in writing to the Company.

           2. SALARY. You will be paid a salary at the annual rate of $250,000, payable in accordance with the Company's standard payroll practices for salaried employees. This salary will be subject to adjustment pursuant to the Company's employee compensation policies in effect from time to time.



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           3. BONUS. You will be eligible to receive an annual target bonus of
50% of your salary (i.e., this year, the target amount will be $125,000), subject to the Company's attainment of specified performance goals. Your bonus will be paid out as soon as practicable after it has been approved by the Board or a relevant committee (the "COMPENSATION COMMITTEE") at its first annual meeting following the year in respect of which such bonus is awarded, and for this calendar year ending December 31, 2000, your bonus payout will be equal to 100% of the target amount.

         4. STOCK OPTIONS. Subject to the approval of the Board or its Compensation Committee, you will be granted an option to purchase that number of shares of the Company representing 5% of the outstanding shares of the Company as of the date of grant of the option (which number of shares will be equitably adjusted to prevent any dilution upon the issuance of warrants, options or other rights to purchase shares of the Company or other securities of the Company, so long as the shares of the Company are not traded on an exchange or principal trading market on the date of such issuance). The exercise price per share will be equal to the fair market value per share on the date the option is granted. It is anticipated that the date of grant will be April 25, 2000. As of each of the first, second, third and fourth anniversaries of the date of grant of the option, 25% of the shares subject to the option will vest and become exercisable; provided that you are on each relevant date, and at all times since the date of grant of the option have been, in the employment of the Company or one of its affiliates. The option will be subject to the terms and conditions applicable to options granted under the Company's 2000 Stock Plan, as described in the plan and the award agreement evidencing the grant of your option. Notwithstanding the foregoing, with respect to the vesting period, grant date, exercise price per share, term and exercise period of the option, the provisions of the plan and award agreement are superseded by the provisions of this letter agreement to the extent of any inconsistency, except to the extent consented to by you in writing.

           5. PERIOD OF EMPLOYMENT. (a) Your employment with the Company will be "at will", meaning that either you or the Company will be entitled to terminate your employment at any time and for any reason, with or without Cause (as defined in Exhibit A attached hereto). Although your job duties, title, compensation and benefits, as well as the Company's personnel policies and procedures, may change from time to time, the "at will" nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company.

                  (b) Notwithstanding anything in this letter agreement to the contrary, if your employment with the Company is terminated, your entitlements


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under this letter agreement in the event of any such termination will be as set forth in this paragraph 5(b).

         FOR CAUSE BY THE COMPANY: If your employment is terminated by the company for Cause, you will be entitled to receive your salary through the Date of Termination (as defined in Exhibit A attached hereto). All other benefits due to you following your termination of employment will be determined in accordance with the plans, policies and practices of the Company.

         WITHOUT CAUSE BY THE COMPANY NOT FOLLOWING A CHANGE IN CONTROL. If, prior to a Change in Control (as defined in Exhibit A attached hereto) or more than two years after a Change in Control, your employment is terminated by the Company without Cause, you will be entitled to the following benefits:

         (v) salary through the Date of Termination at the rate in effect at the time the Notice of Termination (as defined in Exhibit A attached hereto) is given, or if higher, at the rate in effect immediately prior to the event or circumstance leading to the termination of employment, plus all other amounts to which you are entitled under any compensation or benefit plan of the Company;

         (w) in lieu of any further salary payments to you for periods subsequent to the Date of Termination, a severance payment not later than the fifth day following the Date of Termination equal to 100% of the sum of (A) your salary at the rate in effect at the time the Notice of Termination is given, or if higher, at the rate in effect immediately prior to the event or circumstance leading to the termination of employment, plus (B) your target bonus, paid in lump sum without reduction for time value of money;

         (x) if the option granted under paragraph 4 is not already fully vested, accelerated vesting of 25% of all remaining unvested shares subject to the option;

         (y) continued exercisability of any option vested as of the Date of Termination for a period beginning on the Date of Termination and ending on the earlier of (i) one year following the Date of Termination or (ii) 90 days after the expiration of any underwriters' lock-up or similar arrangement in connection with any public offering of the shares of the Company; and

         (z) continued eligibility to participate in all health, medical and dental benefit plans of the Company for which you were eligible immediately prior to the time the Notice of Termination is given, or comparable coverage, for one year following the Date of Termination, or, if sooner, until comparable health insurance coverage is available to you in connection with subsequent employment or self-employment (it being understood that the coverage for which you will continue to be eligible under this clause (z) will be made available at no greater

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cost or tax cost to you than that applicable to you at the time of termination of employment).

         TERMINATION WITHIN TWO YEARS FOLLOWING A CHANGE IN CONTROL. If, within two years following a Change in Control, your employment is terminated by the Company without Cause, or by you for Good Reason (as defined in Exhibit A attached hereto), you will be entitled to the payments and benefits described for a termination without Cause by the Company not following a Change in Control, except that the reference to "25%" in clause (x) of this paragraph 5(b) will be changed to "100%".

         Termination of employment after the commencement of negotiations with a potential acquiror or business combination partner will be deemed to be a termination of employment within two years following a Change in Control if such negotiations result in a transaction with such acquiror or business combination partner constituting a Change in Control.

         VOLUNTARY TERMINATION OF EMPLOYMENT. If you terminate your employment under circumstances other than those specified above, you will be entitled to the payments and benefits described for a termination of employment for Cause.

                  (c) Any purported termination of employment by the Company or by you must be communicated by a written Notice of Termination to the other party.

                  (d) Notwithstanding anything in this letter agreement to the contrary, you will be obligated to execute a general release of claims in favor of the Company, in the form used generally by the Company in connection with termination of employment from time to time, as a condition to receiving benefits and payments under this letter agreement.

           6. OUTSIDE ACTIVITIES. (a) During your employment with the Company, you will not engage in any other gainful employment, business or activity without the written consent of the Board. During your employment with the Company, you also will not assist any person or organization in competing with the Company or its affiliates, in preparing to compete with the Company or its affiliates or in hiring any employees of the Company or its affiliates.

         Without limiting the foregoing, you acknowledge and recognize the highly competitive nature of the businesses of the Company and its affiliates and accordingly agree that during your employment with the Company and for a period of one year after the termination of such employment:


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         (w) you will not directly or indirectly engage in any business which is in competition with any line of business conducted by the Company or its affiliates (including without limitation by performing or soliciting the performance of services for any person who is a customer or client of the Company or any of its affiliates or by diverting, taking or usurping a business opportunity of the Company or any of its affiliates for your benefit or of any other person) whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent, sales representative or other participant, in any location in which the Company or any of its affiliates conducted any such competing line of business;

         (x) you will not directly or indirectly assist others in engaging in any of the activities in which you are prohibited from engaging in by clause
(w);

         (y) you will not directly or indirectly induce any employee of the Company or any of its affiliates to engage in any activity in which you are prohibited to engage by this paragraph 6, or to terminate his or her employment with the Company or any of its affiliates, and will not directly or indirectly employ or offer employment to any person who was employed by the Company or any of its affiliates unless such person shall have ceased to be employed by the Company or any of its affiliates for a period of at least 12 months; and

         (z) you will not directly or indirectly solicit subscribers or suppliers of the Company or induce any such person to terminate his, her or its relationships with the Company.

         Notwithstanding the foregoing, you may maintain your current holdings in LiveOnTheNet.com, Inc. and Contigo Software, Inc.; provided that you do not
(i) purchase or otherwise acquire, or agree or offer to purchase or otherwise acquire, beneficial ownership of any additional securities of such companies,
(ii) obtain or exercise any special rights as a shareholder of such companies (other than the voting of such shares in the ordinary course of business), whether pursuant to a shareholders' or investors' agreement or otherwise, or
(iii) have any role in, or communicate with, any members of the managements of such companies; and provided further that you agree to sell or otherwise transfer your shares of such companies to the extent necessary to satisfy clause
(w) of this paragraph 6 and if such companies have a public offering of their capital stock.

                  (b) In addition, you will not at any time (whether during or after your employment with the Company) knowingly make any statement, written or oral, or take any other action relating to the Company or its officers or directors that would disparage or otherwise harm the Company, its business or its reputation or those of any of its officers and directors.


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                  (c) It is expressly understood and agreed that although you and the Company consider the restrictions contained in this paragraph 6 to be reasonable, if a final judgment is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this letter agreement is an unenforceable restriction against you, the provisions of this letter agreement will not be rendered void but will be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this letter agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding will not affect the enforceability of any of the other restrictions contained herein.

         7. CONFIDENTIALITY. Like all Company employees, you will be required, as a condition to your employment with the Company, to sign the Company's standard Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit B.

         Without limiting the foregoing, you will not at any time (whether during or after your employment with the Company) disclose or use for your own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its affiliates, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, employees, organizational structure or the business and affairs of the Company generally, or of any of its affiliates; provided that the foregoing will not apply to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of your breach of this covenant. You agree that upon termination of your employment with the Company for any reason, you will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates, except that you may retain personal notes, notebooks and diaries. You further agree that you will not retain or use for your account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.


           8. MATERIAL INDUCEMENT; SPECIFIC PERFORMANCE. You acknowledge and agree that the covenants entered into by you in paragraphs 6 and 7 are essential elements of the parties' agreement as expressed in this letter agreement, are a material inducement for the Company to enter into this letter agreement and

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the breach of any of those covenants would be a material breach of this letter agreement. You further acknowledge and agree that the Company's remedies at law for a breach or threatened breach of any of the provisions of paragraphs 6 or 7 would be inadequate. In recognition of this fact, you agree that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, will be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

           9. LITIGATION SUPPORT. You agree to assist and cooperate with the Company or its affiliates in connection with the defense or prosecution of any claim that may be made against or by the Company or its affiliates, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company or its affiliates, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding, to the extent such claims, investigations or proceedings relate to services performed or required to be performed by you, pertinent knowledge possessed by you, or any act or omission by you. You further agree to perform all acts and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph 9.


         10. WITHHOLDING TAXES. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes.

         11. ENTIRE AGREEMENT. This letter agreement and its exhibits contain all of the terms of your employment with the Company and supersede any prior understandings or agreements, whether oral or written, between you and the Company or its affiliates.

          12. AMENDMENT AND GOVERNING LAW. This letter agreement may not be amended or modified except by an express written agreement signed by you and a duly authorized officer of the Company. The terms of this letter agreement and the resolution of any disputes will be governed by New York law.

         We hope that you find the foregoing terms acceptable. You may indicate your agreement with these terms and accept this offer by signing and dating both the enclosed duplicate original of this letter agreement and the enclosed Proprietary Information and Inventions Agreement and returning them to me. As required by law, your employment with the Company is also contingent upon your providing legal proof of your identity and authorization to work in the United States.

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                                                 Very truly yours,


                                                 GET DIGITAL SMART.COM, INC.



                                                 By:/s/ Judith A. Norton
                                                 -----------------------
                                                    Name: Judith A. Norton
                                                    Title: Senior Vice President


I have read and accept this employment offer:


/s/ Thomas A. Daniel
--------------------
Signature of  Thomas A. Daniel


Dated: March 27, 2000


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                                                                       EXHIBIT A


                                   DEFINITIONS

         For purposes of the letter agreement, the following terms will have the following meanings:

         "CAUSE" means:

         (v) your willful and continued failure substantially to perform the duties of your position as specified in paragraph 1 of the letter agreement (other than as a result of total or partial incapacity due to physical or mental illness or as a result of a termination by you for Good Reason);

         (w) any willful act or omission by you constituting dishonesty, fraud or other malfeasance, which in any such case is demonstrably injurious to the financial condition or business reputation of the Company or any of its affiliates;

         (x) your conviction of a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company or any of its affiliates conducts business which materially impairs the value of your services to the Company or any of its affiliates;

         (y) any misrepresentation or breach (or threatened breach) of warranty, covenant or agreement made or to be performed by you pursuant to the letter agreement; or

         (z) any final judgment made by a court of competent jurisdiction or any binding arbitration award made by an arbitral body against you, the Company or RHD that has the effect of materially diminishing your ability or willingness to perform the duties of your position as specified in paragraph 1 of the letter agreement or the ability of willingness of the Company or RHD to accept your performance of such duties (including without limitation any such determination or award enforcing any proprietary information and inventions or similar agreement with a third party).

         For purposes of this definition, no act or failure to act will be deemed "willful" unless effected by you not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the best interests of the Company.

                                      A-1
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         For purposes of the letter agreement, a termination by the Company without Cause will include the occurrence of any of the following events after the date of the letter agreement:

         (i) any affirmative determination by the Board of Directors of RHD not to begin the business activities of the Company; or

         (ii) any affirmative determination by the Board of Directors of RHD (and, if relevant, any third party) not to provide or continue financing to the Company to the extent necessary to begin and develop the business activities of the Company as agreed upon between you and RHD, or any failure to provide or continue such financing.

         "CHANGE IN CONTROL" means the occurrence of any of the following events after the date of the letter agreement:

         (w) any "person" (as used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (or RHD) representing 20% or more of the combined voting power of the then outstanding securities of the Company (or RHD);

         (x) during any period of two consecutive years commencing on the date of the letter agreement, individuals who at the beginning of such period constitute the Board (or the Board of Directors of RHD, as the case may be), and any new director (other than a director designated by a person (as defined above) who has entered into an agreement with the Company (or RHD) to effect a transaction described in clauses (w), (y) or (z) of this definition) whose election by the Board (or the board of Directors of RHD) or nomination for election by the stockholders of the Company (or RHD) was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

         (y) the stockholders of the Company (or RHD, as the case may be) have approved a merger or consolidation of the Company (or RHD) with any other company and all other required governmental approvals of such merger or consolidation have been obtained, other than a merger or consolidation which

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would result in the voting securities of the Company (or RHD) outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company (or RHD) or such surviving entity outstanding immediately after such merger or consolidation or a merger or consolidation effected to implement a recapitalization of the Company (or RHD) (or similar transaction) in which no person (as defined above) becomes the beneficial owner (as defined above) of more than 20% of the combined voting power of the then outstanding securities of the Company (or RHD); or

         (z) the stockholders of the Company (or RHD, as the case may be) have approved a plan of complete liquidation of the Company (or RHD) or an agreement for the sale or disposition by the Company (or RHD) of all or substantially all of the assets of the Company (or RHD), and all other required governmental approvals of such transaction have been obtained.

         "DATE OF TERMINATION" means the date specified in the Notice of Termination (which, in the case of a termination of employment by the Company for Cause will not be less than 10 days after the date such Notice of Termination is given);

provided that if within 30 days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination will be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected);

 provided further that the Date of Termination will be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

         "GOOD REASON" means:

         (w) removal from, or failure to be reappointed or reelected to, your position as specified in paragraph 1 of the letter agreement (other than as a result of a promotion);

         (x) material diminution in your title, position, duties or responsibilities, or the assignment to you of duties that are inconsistent, in a

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material respect, with the scope of duties and responsibilities associated with your position as specified in paragraph 1 of the letter agreement;

         (y) reduction in salary or target bonus, reduction in level of participation in long term incentive, option and other equity award, benefit and other plans for senior executives or other material breach of the letter agreement by the Company; or

         (z) relocation of your principal workplace without your consent to a location outside the San Diego metropolitan area.

         "NOTICE OF TERMINATION" means a notice which will indicate the specific termination provision in the letter agreement relied upon and will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. If the event or circumstance on which the proposed termination of employment is based is susceptible of cure, the Notice of Termination will not be delivered until you or the Company, as the case may be, has had at least 30 days to effect such cure, and unless such event or circumstance persists at the end of such cure period.

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                                                                       EXHIBIT B

                           GET DIGITAL SMART.COM, INC.

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT


         THIS AGREEMENT is made on March 27, 2000, between Get Digital Smart.com, Inc., a Delaware limited liability company ("THE COMPANY"), and Thomas A. Daniel ("INDIVIDUAL"), referring to either an employee of the Company or an affiliate thereof (collectively, the "COMPANY") or a person hired by the Company on a contract basis.

                                   BACKGROUND

           A. The Company desires to hire or contract with Individual, and Individual desires to be employed by or contract with the Company, and as a result of such employment or contract, Individual may have access to the Company's Confidential Information (as defined below) and may be involved in the further development thereof; and

           B. As consideration for the Company's offer of employment or contract with Individual, Individual agrees not to disclose any of the Company's Confidential Information and agrees to assign all new developments for which he/she is responsible in whole or in part to the Company.

           C. Specifically, Individual, in return for the offer of employment or contract, hereby agrees as follows:

                   1.    Definitions.

                           (a) Confidential Information. The term "CONFIDENTIAL
                  INFORMATION" means all information not generally known in the relevant trade or industry which was obtained from the Company, or which was learned, discovered, developed, conceived, originated, or prepared by employee or contractor in the scope of his/her employment or contract, and which falls within the following general categories:

                                    (i) Software products and services of the
                           Company either currently existing or under development,



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                           including all New Developments (as defined below)
                           (including but not limited to all source code, object code, class libraries, user interface screens, algorithms, development frameworks, repository, system designs, system logic flow, and processing techniques and procedures related thereto; any system, user or other documentation related thereto; and any copies and derivatives of any of the foregoing, in whole or in part, and all copyrights, patent, trade secret and other proprietary rights in any of the foregoing);

                                    (ii) Business plans, product development
                           plans, sales or marketing methods and internal business procedures of the Company;

                                    (iii) Customer lists and specific
                           requirements of the Company's customers; and

                                   (iv) Any other information which the Company
                           informs Individual is to be kept confidential.

                                    All Confidential Information is and shall remain the sole and exclusive confidential property of the Company. Individual shall hold as the Company's confidential property, and shall further safeguard against disclosure, all copies of software systems, in whole or in part, and all other information furnished by the Company to Individual in connection with the software systems.

                           (b) New Developments. The term "NEW DEVELOPMENTS"
                  means all ideas, inventions and discoveries (including but not limited to software, algorithms, designs, innovations, and improvements to existing Confidential Information) which were conceived or developed by Individual in the course of employment or contract or by using any Confidential Information.

                   2. Nondisclosure and Nonuse of Confidential Information. During Individual's employment or contract with the Company, and at all times thereafter, Individual agrees not to disclose to others, use for his/her own benefit, or otherwise appropriate or copy any Confidential

         Information, whether or not developed by Individual, except as required in the performance of Individual's duties for the Company.

                   3. Warranty of Original Development. Individual represents and warrants that all work performed for the Company and all work product produced will be of original development, and will be specifically developed for the fulfillment of this Agreement and will not knowingly infringe upon or violate any parent, copyright, trade secret or other proprietary right of any former employer or any third party.

                   4.    Rights to New Developments.

                           (a) Individual agrees to promptly disclose all New
                  Developments to the Company.

                           (b) Individual acknowledges that all copyrightable
                  New Developments are "works made for hire" and consequently that the Company owns all copyrights thereto.

                           (c) Individual hereby assigns to the Company all
                  other rights to any New Developments (including but not limited to United States and foreign copyrights, patents, trade secrets, trade names and trademarks granted upon such New Developments). However, this provision does not apply to a New Development for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Individual's own time, unless the New Development:

                                   (i) relates to the business of the Company,
                           or

                                   (ii) relates to the actual or demonstrable
                           anticipated research or development of the Company, or

                                   (iii) results from any work performed by the
                           Individual for the Company.

                           (d) Individual agrees to execute all documents
                  reasonably requested by the Company to assist the Company in perfecting or protecting any or all of its rights in the New Developments.

                   5.    Duty Upon Termination of Employment or Contract.

                           (a) Upon termination of employment or contract with
                  the Company for any reason, Individual agrees to deliver to the Company all writings, designs, documents, records, data, memoranda, computer source code listings, file layouts, record layouts, system design information, models, manuals, documentation, notes and other material of any nature in his/her possession or control and which are or contain Confidential Information.

                           (b) Individual further agrees to retain in the
                  strictest confidence any Confidential Information learned or acquired during the term of employment or contract unless and until such information has been made generally available to the trade other than by breach of this Agreement.

                  6. Other Agreements. Individual represents and warrants that, to the best of his/her knowledge, executing this Agreement and performing services for the Company will not be in violation of any other contract, agreement, or understanding to which he/she is a party.

                  7. Severability. Should a court determine that any provision in this Agreement is illegal or unenforceable, such determination shall solely affect such provision and shall not impair the remaining provisions of this Agreement.


         IN WITNESS WHEREOF, the parties have hereto executed this Agreement as of the day and year first above written.


         GET DIGITAL SMART.COM, INC.                         INDIVIDUAL


         By:/s/ Judith A. Norton                     By: /s/ Thomas A. Daniel
            -------------------------                    --------------------
         Title: Senior Vice President